UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2022

____________________________

Solar Integrated Roofing Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-56256 (Commission File Number)		90-1502972 (IRS Employer Identification No.)
2831 St. Rose Parkway, Suite 200 Henderson, Nevada 89052 (Address of Principal Executive Offices) (Zip Code)

(702) 589-4651

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On December 22, 2022, Solar Integrated Roofing Corp., a Nevada corporation (the “Company”) entered into a Settlement and Release Agreement (the “Settlement Agreement”) among the Company, David Massey and Pablo Diaz Curiel (“Diaz”). The Settlement Agreement resolves all existing and potential disputes between the Company and Massey, on the one hand, and Diaz, on the other hand, related to or arising out of civil litigation among the parties, including litigation arising out of that certain Membership Interest Purchase and Employment Agreement, dated on or around June 30, 2021 (“PSA 1”), that certain Membership Interest Purchase and Employment Agreement, dated on or around October 6, 2021 (“PSA 2” and, together with PSA 1, the “USA Solar Acquisition Agreements”), that certain Stock Purchase Agreement, dated February 7, 2022 (the “SPA”), and the termination of Diaz’s employment with the Company (the “Termination”).

Pursuant to the Settlement Agreement, the Company will pay Diaz $200,000 in cash and issue to him 34 million shares of the Company’s common stock. Additionally, Diaz will retain $340,000 of cash consideration he previously received from the Company in connection with the USA Solar Acquisition Agreements, 12 million shares of the Company’s common stock previously issued by the Company to him in connection with PSA 1, 7 million shares of the Company’s common stock previously reserved for issuance by the Company to him in connection with PSA 2, and 1 million shares of Series B Preferred Stock (the “Series B Shares”) previously transferred by Massey to him in connection with the SPA.

Diaz has agreed to convert all of the Series B Shares into shares 10 million shares of the Company’s common stock at the existing conversion ratio of 10 shares of common stock for every 1 share of Series B Preferred Stock, effective upon the conversion by all other holders of Series B Preferred Stock of their outstanding shares of Series B Preferred Stock into common stock.

The Settlement Agreement includes a mutual release of known and unknown claims among the parties relating to or arising out of civil litigation, including claims related to the USA Solar Acquisition Agreements, the SPA and the Termination.

The foregoing summary of the Settlement Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02.Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 3.02 by reference, the Company will issue to Diaz an aggregate of 41 million shares (the “Shares”) of the Company’s common stock in settlement of certain claims by Diaz against the Company, of which 7 million shares previously were reserved for issuance to Diaz pursuant to an acquisition agreement.

The Shares were offered and sold exclusively to Diaz, an accredited investor, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Diaz represented his intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act, and the Shares will bear appropriate legends. The offer and sale of the Shares were made without any general solicitation or advertising.

Item 8.01.Other Events.

On December 29, 2022, the Company issued a press release relating to the Settlement Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit
Number	Description
10.1	Settlement and Release Agreement, dated as of December 22, 2022, among Solar Integrated Roofing Corp., David Massey, and Pablo Diaz Curiel.
99.1	Press Release issued by Solar Integrated Roofing Corp. dated December 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR INTEGRATED ROOFING CORP.

Date: December 29, 2022	By:	/s/ Martin S. McDermut
Martin S. McDermut,
Chief Financial Officer